UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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POMEROY IT SOLUTIONS, INC.

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pomeroy IT Solutions

Presentation and Corporate Overview
June 2007

Forward-Looking Statements

- Certain of the statements in the following presentation constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: changes in customer demands or industry standards, adverse or uncertain economic conditions, loss of key personnel, litigation, failure or inability of the customer to renew the contract, the nature and volume of products and services anticipated to be delivered, the mix of the products and services businesses, the type of services delivered, the ability to timely bill and collect receivables, the need to successfully attract and retain outside consulting services, new acquisitions by the Company, terms of vendor agreements and certification programs and the assumptions regarding the ability to perform thereunder, the ability to implement the Company's best practices strategies, the ability to manage risks associated with customer projects, existing market and competitive conditions including the overall demand for IT products and services, and the ability to attract and retain technical and other highly skilled personnel. In some cases, you can identify forward-looking statements by such terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

Current Management Successfully Implementing Strategy

- Year-to-date Total Stockholder Return of 29.1% through June 18
- Q1 2007 EPS was $0.14 vs. a loss of ($0.11) in Q1 2006
- Earnings per share guidance for 2007 is $0.60-$0.70 vs. 2006 results of $.09 ($0.26 excluding one-time charges)
- Successfully remedied four material weaknesses identified in 2005 audit and no material weaknesses in 2006 audit
- Positive business developments, including, among others, a new contract with State of Alabama that could generate $60 million in revenue over next three years, doubling prior contract

Corporate Governance

- Retained BDO Seidman LLP as independent registered public accounting firm in July 2006
- Announced appointment of Kenneth Waters as Lead Independent Director in March 2007
- Independent Nominating and Corporate Governance Committee of the Board undertaking a corporate governance review, including a review of the composition and the roles and responsibilities of each Board committee
- Six of Nine Directors are Independent
- Board is elected on an annual basis
- Vince Rinaldi will not serve on any Board committees
- Jim Smith will retire from Board in July and assume role of Corporate Secretary

Current Board of Directors

- Strategically composed to include a broad mix of relevant expertise and experience
- Three independent directors with applicable industry experience as executives (Ken Waters, Debra Tibey and David Boucher)
- Three independent directors with finance, accounting and investment experience (Bill Lomicka, Ron Krieg and Vince Rinaldi)
- Only two management representatives (Steve Pomeroy, CEO, and Kevin Gregory, CFO)
- Founder, former CEO and largest stockholder (Dave Pomeroy)
- Diverse group of independent thinkers focused on the common goal of maximizing stockholder value

Flagg Street Proxy Contest

- Flagg Street's criticisms are related primarily to matters which occurred before it invested in the Company and which have already been rectified

- Flagg Street has seen its investment in the Company appreciate approximately 20% in little over a year, based on the purchase prices of our stock that it has disclosed

- By attempting to remove the Chairman and Chief Executive Officer, Flagg Street could hurt the Company's current momentum. Your Board believes our ability to successfully implement our strategy will be significantly jeopardized if Flagg Street is successful

- Flagg Street incorrectly alleges that the Pomeroy family has made decisions driven by their personal interests separate from other stockholders, and suggests that the Pomeroys are not "true owners." But the Pomeroy family's interests, as owners of approximately 22% of the Company's stock, are more directly aligned with all other stockholders than is Flagg Street

- This self-serving proxy contest initiated by Flagg Street is wasting valuable Company financial resources and creating a potential distraction for our employees and customers

Flagg Street Nominees

- **Lack of experience and knowledge of the Company's business**
- **Jonathan Starr**
  - No experience sitting on the Board of a public company
  - No operational experience
  - No information technology industry experience
  - We have serious concerns about his maturity, judgment and professionalism based on his conduct over the last several months
- **Michael Ruffolo**
  - Just seven months' experience sitting on the Board of a public company, during which time he was sued as a director for breach of fiduciary duty of disclosure based on allegations that the company's merger proxy statement contained material omissions and was materially misleading. The company was required to provide additional disclosure
  - According to public information, fired as COO of Akamai Technologies after six months in the position.
  - Employment with EMC Corp. ended after only 16 months, for reasons not publicly disclosed, where he held a job making more than $2.5 million per year according to public information
  - We believe some of his claims of accomplishments and responsibilities are inconsistent with his actual employment history, based on review of available public information
  - Owns no Pomeroy stock
- **Richard Press**
  - Limited experience sitting on the Board of a public company
  - No experience sitting on the Board of a public company outside of the insurance or asset management industry
  - No operational experience
  - No information technology industry experience
  - Does not directly own any Pomeroy stock

The Truth about Flagg Street and its Allegations

- Flagg Street has previously filed Schedule 13D's reporting ownership in excess of 5% at four companies. Three of those companies were sold within a short period of time. Is Flagg Street really a "long-term investor" or simply an activist hedge fund selfishly looking for publicity and a quick return on its investment?

- Contrary to Flagg Street's comments, we spoke with senior executives at all of the companies Flagg Street gave us as references. Our opinion, based on these discussions and other research, is that Flagg Street president Jonathan Starr has proven to be a very obstinate, impatient and difficult individual who consumes a great deal of management's time while not providing any particularly useful input.

The Truth about Flagg Street and its Allegations

- We believe that the Company's acquisition and integration of ARC in 2004 has been critical to help facilitate our transition to the service side of our business. Although this was a difficult transition, resulting in financial reporting and operational issues, these have since been remedied and the Company believes that it is now seeing the benefits. Many of the Company's competitors that stayed focused primarily on lower-margin IT product sales no longer exist.

- The Company's real estate leases with an entity controlled by Dave Pomeroy are favorable to the Company, based on an independent appraisal.

- Mr. Rinaldi is employed by National City Commercial Capital Corp. ("NCCC") as an executive officer and is not an affiliate. NCCC is a wholly owned subsidiary of, and controlled by, a very large bank. NCCC provides equipment lease and similar financing for some of the Company's customers. NCCC paid referral fees to the Company of just $116,000 in 2006, in accordance with the terms of our contract. Mr. Rinaldi has no day-to-day involvement in the relationship between NCCC and the Company, and receives no direct financial benefit.

Pomeroy IT Solutions, Inc.

Corporate Overview

Vision & Mission

Vision

To be a global leader providing IT Solutions with integrity and trust through commitment and excellence.

Mission

For our customers and employees to view Pomeroy as the best company to:

- Do business with because of our relentless commitment to execute and deliver the highest level of quality.
- To work for because of our unwavering commitment to provide a meaningful and rewarding work experience.

Core Values

- **Service** – Listening to our clients needs and responding with forethought, flexibility, customer-focused service & quality on time deliverables.
- **Results & Accountability** – Delivering measurable results to customers, shareholders, and employees.
- **Integrity & Respect** – Conducting all interactions with customers, business partners, shareholders, and team members with integrity, ethics, and mutual respect.
- **Partnerships** – Investing in strategic relationships with customers and industry experts to produce long-term mutual benefits.
- **Teamwork** – Working together as one cohesive team, sharing ideas and resources in a professional, challenging, and rewarding environment.

National IT Solutions Provider…

- Functional outsourcing, application development, managed services in the data center to national support services (supply chain operations, break fix, desk side support, depot, deployment and disposition)
- Approximately 1,700 technical employees and approximately 1,170 consultants
- Leverage IT as an enabler to improve productivity, drive costs out and improve the bottom line
- Leverage low cost operating model to offer competitive, flexible pricing and maximize profitability
- Leverage proven best practices to at a minimum deliver on time, on budget

2007 Services Portfolio

Solutions and Offerings

pomeroy IT Solutions

Services Go-to-Market

Competency Centers

- Consulting Services
- Product Services
- Deployment Services
- Operational Services
- Staffing Services

Targets

Direct Sales

Target	Segments
Enterprise	✓Manufacturing ✓Retail ✓HealthCare ✓Pharmaceutical ✓Financial Services ✓Insurance ✓Telecommunications ✓Energy
Small/Medium Business SMB	
Public Sector	✓Local, State, Education

Alliance Partners

Target	Partners
OEMs	HP, IBM, Lenovo, Dell, Toshiba, Cisco, 3Com, Nortel, Lexmark, Gateway, Xerox
Service Providers	Verizon, AT&T, Sprint
Systems Integrators	Unisys, EDS, CSC, ACS
Software Providers	Microsoft, Siebel, JD Edwards, PeopleSoft, SAP, Oracle, Support.com, HP, CA

Target Market Definitions

Segments	Size / Seats	Services
Small	750 - 2000	Standard Offerings
Medium	2001 - 5000	Standard Offerings With options
Public Sector	NA	Standard Offerings With options
Enterprise	5000 +	Customized Solutions
Alliance	NA	Customized Solutions

IT Infrastructure Solutions

Consulting Services
- ✓ Assessments
- ✓ Solution Designs
- ✓ Implementation Planning
- ✓ Fast-Track Workshops
- ✓ Studies and Reviews

Staffing Services
- ✓ Technical Staff Augmentation
- ✓ General Staffing / Non-Technical
- ✓ Direct Hire Staffing
- ✓ Managed Staffing
- ✓ Global Sourcing

Product Services
- ✓ IT Procurement
- ✓ Custom Configuration
- ✓ Asset Tagging & Tracking
- ✓ Leasing
- ✓ Disposal Services

Operational Services
- ✓ Asset Management
- ✓ Resource Management
- ✓ Desk-side Support
- ✓ Hardware Maintenance
- ✓ Depot Services
- ✓ Dispatch Services

Deployment Services
- ✓ Project Management
- ✓ Technology Implementation
- ✓ Training

Focus and Competency


IT Infrastructure Solutions Provider
Providing Solutions in
• Enterprise-wide Technologies
• Network Technologies
• End User Technologies
Targeting Clients in
• Enterprise
• SMB
• Public Sector
• Alliance
Areas of Focus
Consulting Services
Product Services
Deployment Services
Operational Services
Staffing Services
Competencies
Internetworking
Server and Storage
Strategic Sourcing and Procurement
Deployments
Helpdesk
Desk Side Support and Break Fix
Staffing
Solution Sets
Server Assessment
Network Assessment
Break-Fix
Printer Deployment
Asset Mgmt Audit
Licensing Assessment
Helpdesk
Server Deployment
VoIP for SMB
Storage Assessment
Desktop Deployment
Technical Staffing

Infrastructure Solutions for…


Strategy
Implementation
Support
Enterprise Technologies
Network Technologies
End User Technologies
Strategic Sourcing - Procurement
✓Asset Management Solutions
✓Application Solutions
✓Messaging
✓Storage Solutions
✓High Performance /Blade Server Solutions
✓Network and IP Solutions
✓Wireless Solutions
✓Security Solutions
✓IT Logistics
✓Help Desk Services
✓Software Licensing
✓Desktop Services
✓Printer Services
✓Depot Services
✓Disposition Services
Outsourcing and Out-tasking
Staffing

Infrastructure Solutions for…

Strategy
Implementation
Support

Enterprise Technologies | **Network Technologies** | **End User Technologies**

Enterprise Technologies

- ✓Needs analysis
- ✓Process Development
- ✓Implementation
- ✓Tool Selection
- ✓Project Management
- ✓Help Desk
- ✓Knowledge Transfer & Training
- ✓Customizable Ongoing Support

Outsourcing and Out-tasking

Staffing

Infrastructure Solutions for…


Enterprise Technologies
Network Technologies
End User Technologies
Strategy
Implementation
Support
Network Technologies
Situation Assessments
Hardware / Software Assessment
Planning
Design
Implementation & Customization
Project Management
Help Desk
Customized On-Going support
Outsourcing and Out-tasking
Staffing

Infrastructure Solutions for…

Strategy

Implementation

Support

Enterprise Technologies	Network Technologies	End User Technologies

End User Technologies

- ✓Hardware repair – Break/Fix
- ✓Hardware installations – IMAC/D
- ✓Deskside software support
- ✓Project Management
- ✓End user Help Desk
- ✓Customized on-going support

Outsourcing and Out-tasking

Staffing

Infrastructure Solutions for...

Strategy

Implementation

Support

Enterprise Technologies	Network Technologies	End User Technologies

Strategic Sourcing - Procurement

Strategic Sourcing - Procurement

- ✓Hardware Procurement
  - ✓Desktop, Laptop, Mobile Devices
  - ✓Printers
  - ✓Servers
  - ✓Network Devices
  - ✓Advanced Systems
- ✓Software Procurement and Licensing
- ✓Disposal / Disposition

Outsourcing and Out-tasking

Staffing

Infrastructure Solutions for…

Strategy

Implementation

Support

Enterprise Technologies	Network Technologies	End User Technologies

Strategic Sourcing - Procurement

Outsourcing & Out-tasking

- ✓Multi-Year Contract
- ✓Service Performance Agreements
- ✓Shared Risks
- ✓Continuous Process Improvement
- ✓Bundled Support Solutions
  - ✓Asset Management
  - ✓Hardware B/F & IMAC/D
  - ✓Deskside Software Support
  - ✓Project & Change Management
  - ✓Disposal / Disposition
  - ✓Help Desk
  - ✓Customized Ongoing Support
- ✓Flexible Pricing

Outsourcing and Out-tasking

Staffing

Infrastructure Solutions for…


Strategy
Implementation
Support
Enterprise Technologies
Network Technologies
End User Technologies
Strategic Sourcing - Procurement
Staffing
✓Short-Term & Long-Term Agreements
✓Technical
✓Service Performance Agreements
✓Continuous Process Improvement
✓Flexible Solutions
✓Technical Staff Augmentation
✓Managed Staffing
✓Global Sourcing
✓General Staffing (Non-IT)
✓Direct Hire Staffing
✓Flexible Pricing
Outsourcing and Out-tasking
Staffing

National Service Network



Service Coverage

Note: Does not include activity in Canada and Latin America

National Service Network

pomeroy IT Solutions

Over 20,000 Certifications

HP Servers, StorageWorks, Desktops and Workstations LaserJets and MFP, Mobile Computing, Network Storage Solutions, Enterprise Management Solutions, SAN Architect Data Availability Solutions

Application Development CLP

CA Certified Unicenter Specialist/Engineer (CACUSE) for Unicenter NSM 3.0

Certified Advanced Systems Administrator

Certified Information Systems Security Professional (CISSP)

Certified System Administrator Lotus Workplace Messaging 2

Certified Systems Administrator

Check Point Certified Security Engineer (CCSE)

Cisco CCDA, CCDP, CCIE, CCNA, CCNP, CCSP, IP Telephony Design, Operations, and Support, Wireless LAN design and support

Citrix Certified Administrator (CCA), Certified Enterprise Administrator (CCEA), CompTIA iNet+, Linux+, Project+, Security+

IBM Certified Advanced X Series Technical Expert, AIX Basic Operations, Certified Specialist, p690 Technical Support, pSeries Cluster 1600 Sales Solutions

Microsoft - MCP 2000, NT, XP, 2000; MCSA 2000, 2003; MCSE 2003; MCSE NT, MCSE Messaging, MCDBA, MCDST, MCSD, Office Specialist

Novell CNA 5, CNA6, CNE 6, MCNE 6, MCNE 6

Oracle Certified Professional (OCP) 9i DBA

Sun Certified System Administrator Solaris 8 (SCSA)

System Administration CLP, CLS

National Service Network

Areas of Expertise

- ✓ Infrastructure
- ✓ Wireless
- ✓ Emerging Technologies
- ✓ Storage
- ✓ Inter-Networking
- ✓ Security
- ✓ Help Desk
- ✓ Data Management
- ✓ Outsourcing & Co-Sourcing
- ✓ Recruiting

Subject Matter Experts

- ✓ Principals
- ✓ Area Consulting Managers
- ✓ Program Managers
- ✓ Site Managers
- ✓ Project Managers
- ✓ Field Managers
- ✓ Operations Coordinators
- ✓ Staffing Coordinators

Q1 2007 Business Mix


pomeroy
IT Solutions
Products
Enterprise Infrastructure
62.4% of Revenue
GM: 8.8%
Services
Lifecycle
37.6% of Revenue
GM: 28.0%
GM: 16.0%
Partners

Key Business Metrics

Key Metrics

- SG&A: 14% of sales
- Focus on improving utilization and productivity - Services gross margin of 28% in Q1 '07, compared with 23% in Q1 '06
- Increased sales activity and number of sales reps specializing in product sales - Product sales of $92.2 million in Q1 '07, compared with $88.9 million in Q1'06; Strong pipeline
- Renewal rate: 95%
- Top 100 customers: 65% of revenue
- Top customer revenue: 5% in Q1

Recent Accomplishments Set Stage for Future Expansion

Key Developments

- ❖Added Kevin Gregory (CFO), Keith Blachowiak (SVP of Information Technology & CIO), Hope Griffith (SVP of Service Delivery), Rick Windon (VP of Outsourcing)
- ❖Change in Auditing Firms

Growth Strategy

- Increase breadth and depth of service offerings
  - Focus on executing acquisition strategy
    - Federal government, offshore, data center, network monitoring, specific application development competencies (.Net or Java)
- Expand client base
  - Reorganization of sales structure to provide focus
  - Strong customer base in a diverse range of industries
- Expand geographic coverage
  - Developed a national service network
  - Focus on executing acquisition strategy
    - Scale in specific regions

Target Markets

- Further leverage strategic alliances (indirect)
  - Leverage scale of alliance sales force, lower cost of sales
  - High volume growth potential
- Increase market share with enterprise customers
  - 50% of current revenue
  - Strong customer base in a diverse range of industries
  - Focus on innovation after the sale
  - Average 10-20% of existing customer spend

Target Markets

- SMB markets (< 5000 seats)
  - 40% of current revenue
  - Includes Public Sector
  - Market bundled solutions targeted to SMB
  - On demand/shared services well aligned
  - Leverage position in tier 2 & 3 markets

Financial Results

Balance Sheet Highlights

Balance Sheet	7/5/2006	10/5/2006	1/5/2007	4/5/2007
Assets				
Cash & Cash Equivalents	$4.3	$3.6	$14.6	$13.4
Account Receivable	143.5	147.5	146.8	148.2
Inventory	14.9	15.1	16.3	16.1
Other Current Assets	11.4	14.9	10.4	9.8
Total Current Assets	**$174.1**	**$181.1**	**$188.0**	**$187.6**
PP&E, Net	13.6	12.9	12.6	12.6
Intangibles	104.7	101.1	100.9	100.8
Other Assets	3.8	3.9	3.4	1.9
Total Assets	**$296.3**	**$299.1**	**$305.0**	**$302.9**
Liabilities & Stockholders Equity				
Short-Term Debt	2.0	0.0	0.0	0.0
Accounts Payable	65.9	69.5	74.4	68.9
Accrued Expenses & Other	22.3	25.2	23.1	25.2
Total Current Liabilities	**$90.1**	**$94.7**	**$97.5**	**$94.1**
Other LT Liabilities	0.0	0.0	2.3	2.0
Total Liabilities	**$90.1**	**$94.7**	**$99.8**	**$96.1**
Stockholders Equity	206.2	204.4	205.2	206.8
Total Liabilities & Equity	**$296.3**	**$299.1**	**$305.0**	**$302.9**

Income Statement Highlights

Income Statement

	CY04	CY05	CY06 Q1A	CY06 Q2A	CY06 Q3A	CY06 Q4A	CY06 Full Year	CY07E Q1A
Revenue	$742.3	$714.7	$150.7	$164.1	$154.9	$161.9	$631.6	$147.8
COGS	647.2	623.0	129.7	139.3	132.3	138.3	539.6	$124.1
Gross Margin	$95.1	$91.7	$21.0	$24.8	$22.7	$23.6	$92.0	$23.7
SG&A, Other	71.1	83.0	22.8	21.4	20.8	20.7	85.7	20.9
Operating Profit (Loss)	$24.0	$8.7	($1.8)	$3.4	$1.8	$2.9	$6.3	$2.8
Other Income	(0.3)	(0.9)	(0.3)	(0.2)	(0.0)	(0.1)	(0.6)	0.2
Income Tax	7.2	3.0	(0.8)	1.2	0.8	1.2	2.5	1.2
Net Income	**$16.5**	**$4.9**	**($1.3)**	**$2.0**	**$1.0**	**$1.5**	**$3.3**	**$1.8**
EBITDA	**$28.4**	**$14.3**	**($0.4)**	**$4.6**	**$3.1**	**$4.0**	**$11.2**	**$4.0**
EPS	$1.33	$0.39	($0.10)	$0.16	$0.08	$0.12	$0.26	$0.14
Revenue Growth %	*5.6%*	*(3.7%)*	*(12.3%)*	*8.9%*	*(5.6%)*	*4.5%*	*(11.6%)*	*(8.7%)*
Gross Margin %	*12.8%*	*12.8%*	*14.0%*	*15.1%*	*14.6%*	*14.6%*	*14.6%*	*16.0%*
SG&A Margin %	*9.6%*	*11.6%*	*15.1%*	*13.0%*	*13.5%*	*12.8%*	*13.6%*	*14.1%*
Operating Margin %	*3.2%*	*1.2%*	*(1.2%)*	*2.1%*	*1.2%*	*1.8%*	*1.0%*	*1.9%*
Net Margin %	*2.2%*	*0.7%*	*(0.9%)*	*1.2%*	*0.6%*	*1.0%*	*0.5%*	*1.2%*
EBITDA Margin %	*3.8%*	*2.0%*	*(0.3%)*	*2.8%*	*2.0%*	*2.4%*	*1.8%*	*2.7%*

pomeroy IT Solutions

Investment Highlights

- Solid financial trends:
  - Strong and expanding margins
  - Recent customer wins coming from an expanding pipeline (Goodyear)
- Ability to deliver true end-to-end technology based solutions with an established national delivery presence
- Committed to a low cost operating model to deliver services direct or in partnership with our strategic alliances
- Strong customer base in a diverse range of industries
- Historically profitable and financially well positioned for future growth and investment

Where is Pomeroy going in 2007 and beyond?

2007 Strategy

- Process - 'is' to 'should' state
- Centralized/National Dispatch
- Stabilize / rebuild SMB and Internetworking Business
- Re-engineer Hardware Fulfillment model
- Establish 'Right Shore' Strategy
- Continue to Scale Services Business (organic growth & acquisitions)
- Focus, Process, Execution

Thank you